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                                                                       EXHIBIT 5



                                 June 30, 1999




First United Bancshares, Inc.
Main and Washington Streets
El Dorado, Arkansas  71730

     RE:  First United Bancshares, Inc. Form S-8 Registration Statement -
          First United Bancshares, Inc. 1999 Employees' Long-Term Incentive Plan

Ladies and Gentlemen:

          We have acted as counsel for First United Bancshares, Inc. (the "Company") in connection with the Registration on Form S-8 under the Securities Act of 1933, as amended, of 1,011,771 shares of the Company's Common Stock, $1.00 par value, to be issued pursuant to the Company's 1999 Employees' Long-Term Incentive Plan.

          It is our opinion that the Common Stock has been duly and validly authorized by the Company and, when issued, and when the certificates representing the shares are duly executed and delivered to holders, will be validly and legally issued, fully paid and non-assessable shares of the Company's Common Stock.

          We hereby consent to the use of this opinion as an Exhibit to the referenced Registration Statement.

                                            Very truly yours,

                                            MITCHELL, WILLIAMS, SELIG,
                                             GATES & WOODYARD, P.L.L.C.


                                            /s/ Mitchell, Williams, Selig, Gates
                                                  & Woodyard, P.L.L.C.